Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

SUBORDINATED PROMISSORY NOTE

US $117,500.00	Maitland, Florida
January 18, 2011

WORKSTREAM, INC., a corporation organized and existing under the laws of Canada (the “Payor”), hereby promises to pay to the order of _________ (the “Payee”), in lawful money of the United States of America, by check to the address of Payee set forth below or such bank account as Payee shall advise Payor in writing, on or before August 1, 2013 (the “Final Maturity Date”) One Hundred Seventeen Thousand Five Hundred Dollars (US $117,500) together with interest thereon at the rate of five percent (5%) per annum based on a 365/366 day year and actual days elapsed, accruing from February 1, 2011 and payable as follows:

(a)
Thirty (30) equal monthly installments beginning on March 1, 2011, of principal, together with interest accruing on the then outstanding unpaid principal balance at a rate of five percent (5%) per annum based on a 365/366 day year and actual days elapsed until all amounts payable hereunder have been paid in full.

This Note is delivered by the Payor in accordance with that certain Letter Agreement dated as of January 18, 2011 (the “Purchase Agreement”), between Payor and Payee and certain other parties.  Capitalized terms used and not otherwise defined herein have the respective meanings assigned thereto in the Purchase Agreement.  If and to the extent that Payor is entitled to indemnification under the Purchase Agreement, Payor shall be entitled to offset against the principal amount of the Note and/or interest payments owing thereon, dollar for dollar, for amounts due to Payor, subject in all respects to the terms and conditions set forth in the Purchase Agreement.  This Note may not be assigned or otherwise transferred by Payee without the prior written consent of Payor, such consent not to be unreasonably withheld; provided, however, that the Payor’s lender consents to such assignment.

This Note may be voluntarily prepaid, in whole or in part, by the Payor prior to the Maturity Date, without premium or penalty.  Any prepayment of less than all of the outstanding amounts due hereunder shall be applied first to accrued and unpaid interest and second to unpaid principal due hereunder.  A prepayment of less than all of the outstanding amounts due hereunder shall not relieve the Company of its obligation to make scheduled principal and interest payments on the Note when due.

An “Event of Default” shall be deemed to occur if (a) Payor fails to pay when due any principal or interest due hereunder or within ten (10) business days thereafter; or (b) Payor fails to observe or perform any obligation, covenant or agreement under this Note; provided that, except for the default described in subsection (a) above, Payor shall first be given written notice thereof and ten (10) business days to cure such failure.

Upon the occurrence of an Event of Default hereunder which is continuing and subject to the terms of the Subordination Agreement(s) described below, Payee may, at its option, (i) by written notice to Payor, declare the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, immediately due and payable, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Payor all sums due under this Note.  In the event of a dispute concerning this Note, the prevailing party shall be entitled to all reasonable costs and expenses incurred by or on behalf of the prevailing party, including, without limitation, reasonable attorneys’ fees.

Payor shall notify Payee in writing within five (5) days after the occurrence of any Event of Default of which Payor acquires knowledge.

No waiver by Payee of any right or remedy under this Note shall be effective unless in writing signed by Payee.  Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice or demand on Payor will be deemed to be a waiver of any obligation of Payor or of the right of Payee to take further action without notice or demand as provided in this Note.  Payor hereby waives presentment, demand, protest and notice of dishonor and protest.

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Payee hereby agrees that the indebtedness represented by this Note will be subordinate to the indebtedness of Payor held by Coghill Capital Partners or any affiliate thereof and any bank lender.  Payee further agrees that, following the date hereof, he will enter into one or more Subordination Agreements with such other creditors of Payor as such creditors may reasonably request from time to time.

This Note shall bind Payor and its successors and assigns.

Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party notified; (b) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (c) one (1) business day after deposit with a nationally recognized overnight courier specifying next day delivery; or (d) upon transmission, if sent by facsimile with confirmation of receipt during normal business hours for the recipient or on the next business day if sent after normal business hours for the recipient.  All communications shall be sent as follows (or to such other address as Payor or Payee may designate in a notice delivered in accordance with this provision):

If to Payor:	Workstream Inc.
485 N. Keller Road, Suite 500
Maitland, FL 32751
Attention: Chief Executive Officer
Facsimile: _____________

If to Payee:	__________________
__________________
__________________
Facsimile: _____________

This Note may not be modified or amended other than by an agreement in writing signed by Payor and Payee.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

WORKSTREAM INC.

By: ________________________

Name: John Long
Title: Chief Executive Officer

Acknowledged and agreed:

__________________________________
[Payee name]

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